SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Investment Managers Series Trust

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INVESTMENT MANAGERS SERIES TRUST

WCM CHINA QUALITY GROWTH FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On [ ], 2020

A special meeting (the “Meeting”) of the shareholders of the WCM China Quality Growth Fund (the “Fund”), a series of Investment Managers Series Trust (the “Trust”), will be held on [___], 2020, at 11:00 a.m., Pacific Time, at the offices of the Fund’s Co-Administrator, Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740. At the Meeting, shareholders will be asked to consider and vote on the following:

1.	To approve a change in the Fund’s classification from a “diversified” fund to a “non-diversified” fund (the “Proposal”); and

2.	To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

Please read the accompanying Information Statement for a more complete discussion of the Proposal.

Shareholders of the Fund of record as of the close of business on May 8, 2020, are entitled to notice of, and to vote at, the Fund’s Meeting or any adjournment thereof.

By order of the Board of Trustees,

Maureen Quill

President

June 22, 2020

IMPORTANT INFORMATION ABOUT
WCM CHINA QUALITY GROWTH FUND

June 22, 2020

To the Shareholders of the WCM China Quality Growth Fund:

The Board of Trustees of Investment Managers Series Trust (the “Trust”) has called a meeting of the shareholders of the WCM China Quality Growth Fund series of the Trust (the “Fund”) to be held on [ ], 2020, to consider approval of a change in the Fund’s classification from a “diversified” fund to a “non-diversified” fund. The Investment Company Act of 1940, as amended (the “1940 Act”) requires every mutual fund to be classified as either a “diversified” fund or “non-diversified” fund within the meaning of the 1940 Act. A non-diversified fund may invest in greater proportions in the securities of fewer issuers than a diversified fund. The 1940 Act also requires shareholders to approve a change in a fund’s classification from a diversified fund to a non-diversified fund.

WCM Investment Management, LLC (“WCM”), the Fund’s investment advisor, has recommended, and the Board of Trustees [unanimously approved], subject to approval by the Fund’s shareholders, changing the Fund’s classification to a “non-diversified” fund. If the reclassification is approved by shareholders, the Fund will have greater flexibility to (i) hold larger positions in the securities of certain companies recommended by WCM and (ii) align its issuer weightings with those of its benchmark, the MSCI China Index, if deemed in the best interest of the Fund by WCM. WCM believes that this increased flexibility will provide more opportunities to enhance the Fund’s performance when it believes such investments are advantageous and in the best interest of the Fund.

It is important to note that, to the extent the Fund invests its assets in a smaller number of issuers, the Fund will be more susceptible to negative events affecting those issuers than a diversified fund. Investing a larger percentage of the Fund’s assets in any one issuer could increase the Fund’s risk of loss and its share price volatility because the value of its shares would be more susceptible to adverse events affecting that issuer. WCM believes that the potential benefits of investing more of the Fund’s assets in particular issuers justify the risks of following a “non-diversified” strategy.

The next few pages of this package feature more information about this matter. Please take a few moments to read them. Call us at 1-888-988-9801 if you have any questions. On behalf of the Board of Trustees, I thank you for your continued investment in the Fund.

Sincerely,

Maureen Quill

Maureen Quill

President

INFORMATION STATEMENT TO SHAREHOLDERS OF THE
WCM CHINA QUALITY GROWTH FUND

This document is an Information Statement and is being furnished to shareholders of the WCM China Quality Growth Fund (the “Fund”), a series of Investment Managers Series Trust (the “Trust”). WCM Investment Management, LLC (“WCM” or the “Advisor”) serves as the investment advisor for the Fund.

The Board of Trustees of the Trust (the “Board”) has called a meeting of the shareholders of the Fund (the “Meeting”) to be held on [____], 2020, at 11:00 a.m. Pacific Time, at the offices of Mutual Fund Administration, LLC, 2220 E. Route 66, Suite 226, Glendora, California 91740, to consider approval of the change in the Fund’s classification from a “diversified” fund to a “non-diversified” fund.

[The Black Revocable Living Trust, The Kurt and Debra Winrich Family Trust, Sloane Waller Payne III and Lauren R. Payne, and WCM] collectively own sufficient shares of the Fund to approve the change of the Fund’s classification to a “non-diversified” fund and have indicated their intention do so. As a result, the Trust is not soliciting shareholder proxies with respect to the Meeting. Although the Trust is not soliciting shareholder proxies, the Trust is required to provide an Information Statement to the shareholders of the Fund explaining the proposal on which the Fund’s shareholders will be voting.

This Information Statement is being mailed on or about June 22, 2020, to the shareholders of the Fund as of May 8, 2020 (the “Record Date”). The number of shares of each Class of the Fund outstanding on the Record Date is set forth in Appendix A.

Shareholders of the Fund are entitled to one vote for each whole share held and fractional votes for fractional shares held on the Record Date. Certain information on the share ownership of the Fund is set forth in Appendix B. Approval of the Proposal will require the affirmative vote of a “majority of the outstanding voting securities” of the Fund as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). This means the lesser of (1) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present at the Meeting or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund. WCM will pay the expenses of preparing this Information Statement, which are estimated to be $[6,000].

The Information Statement is available at https://www.wcminvestfunds.com/china-quality-growth-fund.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

CHANGE IN THE FUND’S CLASSIFICATION FROM A “DIVERSIFIED” FUND TO A “NON-DIVERSIFIED” FUND

Background and Description of the Proposal

Based on the recommendation of the Fund’s investment advisor, WCM, [the Board has unanimously approved, and recommends that shareholders of the Fund approve], changing the classification of the Fund from a “diversified” fund to a “non-diversified” fund, as such terms are defined in the Investment Company Act of 1940 Act, as amended (the “1940 Act”) (the “Reclassification”). If approved, the Reclassification is expected to be effective as of [___], 2020.

A “diversified” fund is limited as to the amount it may invest in any single issuer. Under the 1940 Act, a “diversified fund” may not, with respect to 75% of its total assets, invest in securities of any issuer if, as a result of such investment (i) more than 5% of the value of the fund’s total assets would be invested in securities of any one issuer, or (ii) the fund would hold more than 10% of the outstanding voting securities of any one issuer. These percentage limitations do not apply to securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, or to securities issued by other investment companies. These limits apply at the time a diversified fund purchases a security; a diversified fund may exceed these limits if positions it already holds increase in value relative to the rest of the fund’s holdings. In contrast, a “non-diversified” fund is not subject to the limits of a “diversified” fund; it may invest a greater percentage of its assets in a single issuer or a fewer number of issuers than a “diversified” fund. The 1940 Act provides that shareholder approval is required for a fund to change its classification from “diversified” to “non-diversified.”

The Fund’s investment objective is long-term capital appreciation. The Fund’s principal investment strategies provide that, under normal market conditions, the Fund invests at least 80% of its net assets (including amounts borrowed for investment purposes) in equity securities of Chinese companies and that the Fund will generally hold the equity securities of approximately 30 to 50 issuers. WCM has recommended changing the Fund’s classification to “non-diversified” to provide the Fund greater flexibility to (i) hold larger positions in the securities of certain companies recommended by WCM and (ii) align its issuer weightings with those of its benchmark, the MSCI China Index, if deemed in the best interest of the Fund by WCM. WCM believes that this increased flexibility will provide more opportunities to enhance the Fund’s performance when it believes such investments are advantageous and in the best interest of the Fund. Other than the change in the Fund’s classification from “diversified” to “non-diversified,” WCM does not propose or anticipate any other material changes in the management of the Fund if the Reclassification is approved. Any future material changes to the management of the Fund will require consideration by the Board and disclosure in the Fund’s prospectus or statement of additional information, as appropriate.

To the extent the Fund invests its assets in a smaller number of issuers, the Fund will be more susceptible to negative events affecting those issuers than a diversified fund. Investing a larger percentage of the Fund’s assets in any one issuer could increase the Fund’s risk of loss and its share price volatility because the value of its shares would be more susceptible to adverse events affecting that issuer. If the Fund takes a larger position in an issuer that subsequently has an adverse return, the Fund may have a greater loss than it would have had if WCM had invested Fund assets in a larger number of issuers.

It should be noted that, as a “non-diversified” fund, the Fund would nonetheless remain subject to certain additional diversification requirements that apply to mutual funds under the Internal Revenue Code of 1986, as amended.

[In approving and determining to recommend approval by Fund shareholders of the Proposal, the Board considered, among other factors, WCM’s statement that WCM believes the Fund would benefit from changing its classification to “non-diversified” because the change would allow the Fund greater flexibility to hold larger positions in the securities of certain companies that WCM recommends. The Board also considered WCM’s statement that if the Fund were “non-diversified,” WCM would have the flexibility to align the Fund’s issuer weightings with those of the MSCI China Index if deemed in the best interest of the Fund by WCM. The Board further considered WCM’s statement that the Fund’s classification as “non-diversified” is critical to properly executing the Fund’s strategy. The Board considered that a fund that invests a larger percentage of its assets in a smaller number of issuers could be more susceptible to negative events affecting those issuers, and in that regard, considered WCM’s belief that the potential benefits of investing more of the Fund’s assets in particular issuers justify the risks of following a “non-diversified” strategy. Additionally, the Board considered that the costs associated with seeking shareholder approval of the Proposal would not be borne by the shareholders.]

Shareholder Approval

Approval of the Proposal requires the affirmative vote of a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act. A “majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at the Meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present at the Meeting or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

As of the Record Date, each of The Black Revocable Living Trust, The Kurt and Debra Winrich Family Trust, and Sloane Waller Payne III and Lauren R. Payne owns 22.27% of the Institutional Class shares of the Fund, and WCM owns 21.83% of the Institutional Class shares of the Fund, representing in the aggregate 88.64% of the Fund’s Institutional Class shares. As of the Record Date, WCM owns 100% of the Investor Class shares of the Fund. [Each of those shareholders] has indicated its intention to vote to approve the Proposal. In the aggregate, these votes will be sufficient to approve the change of the Fund’s classification to a “non-diversified” fund.

General Information

The Fund is a series of the Trust. The Trust is an open-end management investment company organized as a Delaware statutory trust. The principal executive offices of the Trust are located at 235 West Galena Street, Milwaukee, Wisconsin 53212. The Fund’s investment advisor is WCM, which is located at 281 Brooks Street, Laguna Beach, California 92651. The Trust’s co-administrators are Mutual Fund Administration, LLC, which is located at 2220 E. Route 66, Suite 226, Glendora, California 91740, and UMB Fund Services, Inc. (“UMB”), which is located at 235 West Galena Street, Milwaukee, Wisconsin 53212. UMB also serves as the Trust’s transfer agent. The Fund’s principal underwriter is Natixis Distribution, L.P., which is located at 888 Boylston Street, Suite 800, Boston, Massachusetts 02199. The Fund’s custodian is UMB Bank, N.A., which is located at 928 Grand Boulevard, 5th Floor, Kansas City, Missouri 64106. Counsel to the Trust is Morgan, Lewis & Bockius LLP, 600 Anton Boulevard, Suite 1800, Costa Mesa, California 92626.

Shareholder Reports

The Trust will furnish, without charge, a copy of the most recent annual report and semi-annual report to shareholders of the Fund upon request. Requests for such reports should be directed to WCM China Quality Growth Fund, 235 West Galena Street, Milwaukee, Wisconsin 53212, or by calling 1-888-988-9801.

Delivery of Information Statement

Only one copy of this Information Statement may be mailed to each household, even if more than one person in the household is a shareholder, unless the Fund has received contrary instructions from one or more of the household’s shareholders. If a shareholder needs an additional copy of this Information Statement, would like to receive separate copies in the future, or would like to request delivery of a single copy to shareholders sharing an address, please contact the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, Wisconsin 53212, or by calling 1-888-988-9801.

Submission of Proposals for Next Meeting of Shareholders

The Fund does not hold shareholder meetings annually. Any shareholder who wishes to submit a proposal to be included in a proxy statement and form of proxy card for a Fund’s next meeting of shareholders should send the proposal to the Fund so that it will be received within a reasonable time before the Fund begins to print and mail its proxy materials relating to such meeting.

APPENDIX A - RECORD SHARES

As of May 8, 2020, the Record Date, the following number of shares of the Fund were outstanding and entitled to vote:

WCM China Quality Growth Fund	Shares Outstanding as of Record Date
Institutional Class	224,484.20
Investor Class	1,000.00

APPENDIX B – OWNERSHIP OF SHARES

Shareholders Owning Beneficially or of Record More than 5%

of Any Class of the China Quality Growth Fund

Shareholder and Address	Class	Percentage of Total Outstanding Shares of Class as of May 8, 2020
The Black Revocable Living Trust Laguna Beach, California 89451	Institutional	22.27%
The Kurt and Debra Winrich Family Trust San Clemente, California 92672	Institutional	22.27%
Sloane Waller Payne III and Lauren R. Payne Incline Village, Nevada 89451	Institutional	22.27%
WCM Investment Management, LLC 281 Brooks Street Laguna Beach, California 92651	Institutional	21.83%
JP Morgan Securities LLC Omnibus Account For the Exclusive Benefit of Customers Brooklyn, New York 11245	Institutional	11.35%
WCM Investment Management, LLC 281 Brooks Street Laguna Beach, California 92651	Investor	100.00%

As of June [__], 2020, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the WCM China Quality Growth Fund.